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                                                                    Exhibit 99.1
                                    NMT MEDICAL, INC.
                                    27 Wormwood Street
                                    BOSTON, MA 02210-1625
                                    (NASDAQ/NMS:NMTI)


AT THE COMPANY                   AT THE FINANCIAL RELATIONS BOARD
-------------------------        --------------------------------
William J. Knight                General Info:    Stuart Levine
Chief Financial Officer          Analyst Info:    Brian Gill
(617) 737-0930                   Media Info:      Deanne Eagle
                                 (212) 661-8030


                            NMT MEDICAL STREAMLINES
                           -------------------------

                          ITS INTERIM MANAGEMENT TEAM
                          ---------------------------



BOSTON, MA, JULY 18, 2000 -- NMT Medical (Nasdaq/NMS:NMTI) today announced its decision to restructure the interim management team, allowing day-to-day operating responsibilities to be more focused into the Office of the President.

To this end, Jeffrey R. Jay, M.D., Chairman of the NMT Board, and John Fletcher, an NMT Director, have decided to conclude their temporary assignments as Acting co-CEOs while retaining their roles on the Company's Board of Directors. In turn, Mr. William J. Knight, Vice President of Finance and CFO of NMT, and Mr. Rudy Davis, Vice President of Sales and Marketing, will continue to share responsibilities as Acting co-Presidents, positions they have held since May of this year.

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of implantable and disposable products, including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequent filings with the Securities and Exchange Commission.


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